EXHIBIT 10.6












                         PROFESSIONAL SERVICES AGREEMENT
                                     BETWEEN
                           BIOQUEST INTERNATIONAL, INC
                                       AND
                               VERTICAL SOLUTIONS

                         PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (this "Agreement") is made and entered into effective as of August 11, 2000, (The "Effective Date") by and between Vertical Solutions, a California corporation with its principal place of business at 6601 Center Drive West, Suite 500, Los Angeles, California 90045 ("Vertical") and BioQuest International, ("Client"), (collectively referred to as the "Parties").

1.       SERVICES

1.1 Services. Client hereby engages Vertical/Macrodigital and accepts such engagement to provide the Web Development Services as described in the BioQuest Proposal. Vertical agrees to provide the Services in a professional and workmanlike manner and shall provide qualified and trained personnel to render such Services. All Services shall be performed at Vertical offices unless otherwise agreed by the parties. In the event that Services are performed at Client's location, Client shall provide Vertical at no charge with all necessary facilities and equipment, including without limitation, computer time on Client's computers and office space, sufficient to render the Services contemplated hereunder.

2.       SERVICE FEES/PAYMENT

2.1 Service Fees. In consideration for the performance of the Services, Client shall pay to Vertical a total fee not to exceed $46,700.00 (the "Service Fee"). The following payment schedule is: $15,566.66 to be paid upon signing of this agreement or no later than August 15th, 2000, $15,566.66 to be paid on September 8th, 2000 and final payment of $15,566.66 October 1, 2000. The parties acknowledge and agree that a change to the Services may cause an increase in the applicable Service Fee. Service Fees do not include the cost of any third-party software, materials, licenses, purchases or services. Client agrees that it shall be jointly and severally liable to Vertical for any such third party purchases or services, which Client has instructed Vertical to obtain on its behalf.
         ( Please see Bank information for Wire Transfer Addendum A)

2.2 Expenses. In addition to the Service Fees, Client shall reimburse Vertical for reasonable and actual business travel, living and related expenses, provided that such expenses are actually incurred in conjunction with rendering the Services. Client shall also reimburse Vertical for other reasonable and actual business expenses incurred by Vertical in providing the Services hereunder, including, but not limited to, expenses for mailing, couriers, telephone, fax, and third-party purchases and services. All expenses must have prior approval from both BioQuest and Vertical.
         ( No T & E incurred without the approval of BioQuest)

2.3 Taxes. Client shall pay any and all applicable federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed on the Services and the Deliverables, including taxes any government agency assesses on tangible personal property acquired by Vertical for use by Client, such as, film, photographs, illustrations and printing. (This provision is intended to comply with Regulations of the Board of Equalization, Department of Business Taxes, State of California, or any similar provision of any other jurisdiction). Taxes based upon Vertical's gross income shall be the sole responsibility of Vertical.

3.       CLIENT'S RESPONSIBILITIES

3.1 Direction. Client shall: (a) provide Vertical with reasonable input and guidelines for Vertical to follow; (b) be reasonably available throughout the process to provide feedback and answers to questions, and (c) provide prompt review and turnaround of all preliminary materials.

4.       REPRESENTATIONS AND WARRANTIES

4.1 Definitions. For purposes of this Agreement "Client Content" shall mean marketing collateral, data, text, audio files, video files, graphics, software and other materials provided by Client for incorporation into the Services; "Third Party Materials" shall mean artwork, photos, sound, video or other materials owned by third parties, any software available from third parties, which is incorporated into the Services and which Vertical may or may not have customized for the benefit of Client.

4.2      By Client.  Client represents,  warrants and covenants to Vertical that
         (I) Client is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) the execution and delivery of this Agreement has received all necessary corporate approval, and this Agreement constitutes the valid and binding obligation of Client enforceable against Client in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity; (iii) Client owns all right, title, and interest in, or has full and sufficient authority to use in the manner contemplated by this Agreement, any materials or data furnished by Client to Vertical (including Client Content); (iv) Client shall comply with the terms and conditions of any licensing agreements which govern the use of Third Party Materials; (v) Client shall comply with all applicable foreign, international, federal, state and local laws, statutes, codes, rules, administrative orders, regulations and ordinances, as they relate to the Services and Deliverables provided to Client hereunder; (vi) to the best of Client's knowledge the Client Content does not infringe the copyright, trademark or other intellectual property rights of any party, or constitute defamation, invasion of privacy, or the violation of any right of publicity or any other right of any party; (vii) Client has or will secure all necessary consents, permissions, clearances, authorizations and waivers for the use of Client Content or other Third Party Materials provided to Vertical hereunder; and (viii) Client has complied and shall comply with all legislation, rules and regulations regarding the use of Client Content provided to Vertical hereunder.

4.3      By Vertical. Vertical represents, warrants and covenants to Client that
         (i) Vertical is a corporation duly organized, validly existing and in good standing under the laws of California; (ii) the execution and delivery of this Agreement has received all necessary corporate approval, and this Agreement constitutes the valid and binding obligation of Vertical enforceable against Vertical in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity; (iii) Vertical shall perform the Services hereunder in a professional and workman-like manner and in accordance with all reasonable professional standards for similar services; (iv) except for Third Party Material and any Client Content, the Services will be the original work of Vertical or the work of its independent contractors. If the Services include the work of independent contractors, Vertical shall have agreements in place with such third parties which contain provisions assigning all necessary rights, title and interest in, to and under the Deliverables sufficient for Vertical to grant the ownership interests and licenses that it purports to grant to Client hereunder. To Vertical's knowledge, the Services do not infringe upon or violate any U.S. patents issued as of the Effective Date, or any U.S. copyright, trade secret or privacy right of any third party, except to the extent that such infringement is caused by Client Content, or the use or combination of the Services with materials, equipment or machinery not provided by Vertical.

4.4 Limitations. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, VERTICAL MAKES NO WARRANTIES WHATSOEVER. VERTICAL EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5        LIMITATIONS ON LIABILITY
         THE MAXIMUM LIABILITY OF VERTICAL, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES TO THE CLIENT FOR DAMAGES FOR ANY AND ALL CAUSES WHATSOEVER, AND CLIENT'S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL SERVICE FEES PAID BY CLIENT TO VERTICAL HEREUNDER. IN NO EVENT SHALL VERTICAL, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, LICENSORS, AND SUPPLIERS, BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE DELEVERABLES OR THE SERVICES PROVIDED HEREUNDER, EVEN IF VERTICAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.       TERM AND TERMINATION

6.1 This contract is for a period of one (1) year or until all services described above has been completed, whichever is longer, or until terminated by either party pursuant to Sections 6.2 or 6.3 below. This Agreement may be extended for additional one (1) year terms upon the mutual agreement of the Parties no later than thirty (30) days prior to the end of the then-current Term.

6.2 Termination for Cause. This Agreement may be terminated by either Party in the event of (i) any material default in, or material breach of, any of the terms and conditions of this Agreement by the other Party, which default continues in effect after the defaulting Party has been provided with written notice of default and thirty (30) days to cure such default; (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either Party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such Party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (iii) either Party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (iv) either Party's making a general assignment for the benefit of creditors; or either Party's becoming insolvent; or either Party taking any corporate action to authorize any of the foregoing.

6.3 Termination for Convenience. This Agreement may be terminated by either Party upon thirty (30) days' advance written notice to the other Party.

6.4      Effect of Termination.

6.4.1 Payment of Fees. Upon the termination of this Agreement, Client shall immediately pay Vertical all fees, costs and expenses owed to or incurred by Vertical up to the effective date of such termination. Client shall pay Vertical a pro rata amount of the fees due based on the percentage of completion of the Services, as reasonably determined by Vertical. The foregoing shall not limit Vertical's other rights and remedies under this Agreement.

6.4.2 Return of Confidential Information. Immediately after termination of this Agreement, each Party shall return to the other Party any and all Confidential Information belonging to the other Party which was delivered in connection with this Agreement, or shall certify that such information has been destroyed. In addition, Client shall return to Vertical materials which were delivered to Client but have not been paid for by Client as the date of such termination.

6.5 Survival. Any terms of this Agreement, such as those contained in the sections entitled "Warranties," "Indemnification," "Limitations of Liability" and "General Provisions" which by their nature extend beyond its expiration or termination will remain in effect until fulfilled and will apply to respective successors and assignees of the parties. Any third party agreements entered into by Vertical on behalf of Client that are not cancelled or assigned upon termination of this Agreement shall continue in effect in accordance with its terms, and Client shall hold harmless and indemnify Vertical from all liabilities related thereto, including, but not limited to, payment by Client for all costs, expenses and fees incurred by Vertical on behalf of Client in completing the terms and conditions of such third party agreements.

7.       GENERAL PROVISIONS

7.1 Non-Solicitation. During the term of this Agreement and for a period of one (1) year following the termination of this Agreement, neither Party shall directly or indirectly encourage, induce, recruit, solicit or take away, or attempt to solicit or take away, any employee of the other Party.

7.2 Force Majeure. In the event that either Party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected Party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the Party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement, except for Client's responsibility to make payments for work completed and accepted by Client prior to the occurrence of such Force Majeure Event, shall be immediately suspended for the duration of such Force Majeure Event.

7.3 Notice. All notices, demands, requests or other communications required or permitted under this Agreement or by law shall be in writing and deemed duly served on and given (i) when delivered personally; (ii) ten
         (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iii) upon delivery by fax with written facsimile confirmation; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. Such notices shall be in writing and delivered to the address set forth below, or to such other notice address as the other Party has provided by written notice.

         To Client:       BioQuest International.

         To  Vertical:    Send notices to Ben Santiago, President to the address
                          referenced above.

         With a copy to:  Eric E. Castelblanco, Esq.
                          Law Offices of Karp & Castelblanco
                          9107 Wilshire Blvd., Suite 750
                          Beverly Hills, CA  90210
                          Fax:  (310) 275-8849

7.4. Waiver/Severability. Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect

7.5. Interpretation/Venue. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles. All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts in the Central District of California, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.6. Assignment. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

7.7. Publicity. Vertical shall have the nonexclusive right and license to use Client's name, and trademarks as a Client reference, and as part of Vertical's client portfolio, including a description of the Services provided to Client by Vertical.

7.8. Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

7.9. Attorneys' Fees. Should any action at law, in equity or by way of arbitration be commenced to enforce or interpret the terms of this Agreement, the prevailing party (as determined by such trier of fact) shall be entitled (in addition to such other relief as may be granted or such party is entitled to receive) to reasonable attorneys' fees, costs and necessary disbursements, including any attorneys' fees and costs incurred in enforcing any judgment. The obligation to reimburse amounts incurred in enforcing any judgment shall survive such judgment and shall not be deemed merged into any judgment.

7.10. Entire Agreement. This Agreement constitutes the complete and exclusive understanding of the parties with reference to the subject matter hereof, and supersedes all prior sales proposals, negotiations, agreements and other representations or communications, whether oral or written. If there is any conflict between the terms and conditions of client's purchase order (or any other purchase or sales document) and the terms and conditions of this Agreement, this Agreement shall control. This Agreement may be modified, replaced or rescinded only in writing, and signed by a duly authorized representative of each party. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Professional Services Agreement effective as of the date first above written.

"VERTICAL"                                                    "CLIENT"
Vertical Solutions                                       BioQuest, International



By:/s/ Ben Santiago                                      By: /s/Pete Ewens
---------------------------                              -----------------------
Ben Santiago, President/COO                              Pete Ewens, CEO or
                                                         Kirk Cizerle, CTO



Addendum A

Wire Transfer Information

Company Name:

a Vertical Solutions company
1545 10th St.
Manhattan Beach, CA. 90266

Contact is : Ben Santiago, 310-649-4341

Bank Of America
Centinela-LaTijera Branch-2174
6611 La Cienega Westway
Los Angeles, CA 90056

ABA/122000661
Acct/ 21746-06779

Contact at Bank: Keenan, at 310-410-7077